Exhibit 99.1

CVR Energy Reports Third Quarter 2024 Results

•Third quarter net loss attributable to CVR Energy stockholders of $124 million; EBITDA loss of $35 million; adjusted EBITDA of $63 million
•Third quarter loss per diluted share of $1.24 and adjusted loss per diluted share of 50 cents
•CVR Energy will not pay a cash dividend for the third quarter of 2024
•CVR Partners announced a cash distribution of $1.19 per common unit

SUGAR LAND, Texas (October 28, 2024) – CVR Energy, Inc. (NYSE: CVI, “CVR Energy” or the “Company”) today announced a net loss attributable to CVR Energy stockholders of $124 million, or $1.24 per diluted share, and an EBITDA loss of $35 million for the third quarter of 2024, compared to net income attributable to CVR Energy stockholders of $353 million, or $3.51 per diluted share, and EBITDA of $530 million for the third quarter of 2023. Excluding the adjustments shown in the corresponding earnings release tables, adjusted loss per diluted share for the third quarter of 2024 was 50 cents and adjusted EBITDA was $63 million, compared to adjusted earnings per diluted share of $1.89 and adjusted EBITDA of $313 million in the third quarter of 2023.

“CVR Energy’s 2024 third quarter earnings results for its refining business were impacted by reduced refining throughputs attributable to unplanned downtime at both facilities partially caused by external power supply outages during the quarter,” said Dave Lamp, CVR Energy’s Chief Executive Officer. “The Board’s decision to suspend the quarterly dividend reflects its concerns on just how long the current margin environment will persist in light of the Company’s large, planned turnaround at its Coffeyville refinery in the first quarter of 2025.

“CVR Partners achieved solid operating results for the third quarter of 2024 driven by safe, reliable operations and a combined ammonia production rate of 97 percent,” Lamp said. “CVR Partners was pleased to declare a third quarter 2024 cash distribution of $1.19 per common unit.”

Petroleum

The Petroleum Segment reported a third quarter 2024 net loss of $110 million and an EBITDA loss of $75 million, compared to net income of $460 million and EBITDA of $484 million for the third quarter of 2023. Adjusted EBITDA for the Petroleum Segment was $24 million for the third quarter of 2024, compared to $281 million for the third quarter of 2023.

Combined total throughput for the third quarter of 2024 was approximately 189,000 barrels per day (bpd) compared to approximately 212,000 bpd of combined total throughput for the third quarter of 2023.

Refining margin for the third quarter of 2024 was $44 million, or $2.53 per total throughput barrel, compared to $607 million, or $31.05 per total throughput barrel, during the same period in 2023. Included in our third quarter 2024 refining margin were unfavorable mark-to-market impacts on our outstanding RFS obligation of $59 million, unfavorable derivative impacts of $9 million from open crack spread swap positions and unfavorable inventory valuation impacts of $31 million. Excluding these items, adjusted refining margin for the third quarter of 2024 was $8.23 per barrel, compared to an adjusted refining margin per barrel of $20.73 for the third quarter of 2023. The decrease in adjusted refining margin per barrel was primarily due to a decrease in the Group 3 2-1-1 crack spread.

Nitrogen Fertilizer

The Nitrogen Fertilizer Segment reported net income of $4 million and EBITDA of $36 million on net sales of $125 million for the third quarter of 2024, compared to net income of $1 million and EBITDA of $32 million on net sales of $131 million for the third quarter of 2023.

Production at CVR Partners, LP’s (“CVR Partners”) fertilizer facilities decreased slightly compared to the third quarter of 2023, producing a combined 212,000 tons of ammonia during the third quarter of 2024, of which 61,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 321,000 tons of urea ammonia nitrate (“UAN”). During the third quarter of 2023, the fertilizer facilities produced a combined 217,000 tons of ammonia, of which 68,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 358,000 tons of UAN.

For the third quarter 2024, average realized gate prices for UAN showed an improvement compared to the prior year, up 3 percent to $229 per ton, and ammonia was up 9 percent over the prior year to $399 per ton. Average realized gate prices for UAN and ammonia were $223 and $365 per ton, respectively, for the third quarter of 2023.

Corporate and Other

The Company reported an income tax benefit of $6 million, or 4.6 percent of loss before income taxes, for the three months ended September 30, 2024, compared to an income tax expense of $84 million, or 19.3 percent of income before income taxes, for the three months ended September 30, 2023. The decrease in income tax expense was primarily due to a decrease in overall pretax earnings while the change in the effective tax rate was primarily due to changes in pretax earnings attributable to noncontrolling interest and the impact of federal and state tax credits and incentives in relation to overall pretax earnings.

The renewable diesel unit at the Wynnewood refinery had total vegetable oil throughputs for the third quarter of 2024 of approximately 19.6 million gallons, down from 23.8 million gallons in the third quarter of 2023. The decrease was primarily due to running the unit at lower utilization rates in the current period in an effort to optimize catalyst life.

Cash, Debt and Dividend

Consolidated cash and cash equivalents were $534 million at September 30, 2024, a decrease of $47 million from December 31, 2023. Consolidated total debt and finance lease obligations were $1.6 billion at September 30, 2024, including $548 million held by the Nitrogen Fertilizer Segment.

CVR Energy will not pay a cash dividend for the third quarter of 2024.

Today, CVR Partners announced that the Board of Directors of its general partner declared a third quarter 2024 cash distribution of $1.19 per common unit, which will be paid on November 18, 2024, to common unitholders of record as of November 8, 2024.

Third Quarter 2024 Earnings Conference Call

CVR Energy previously announced that it will host its third quarter 2024 Earnings Conference Call on Tuesday, October 29, at 1 p.m. Eastern. The Earnings Conference Call may also include discussion of Company developments, forward-looking information and other material information about business and financial matters.

The third quarter 2024 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Energy’s website at www.CVREnergy.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8291. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/fm39ca3r. A repeat of the call also can be accessed for 14 days by dialing (877) 660-6853, conference ID 13749245.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: continued safe and reliable operations; drivers of our results; income, losses, and earnings per diluted share; EBITDA and Adjusted EBITDA; renewable identification numbers (“RINs”) expense; asset utilization, capture, production volume, product yield and crude oil gathering rates; cash flow generation; production; operating income and net sales; throughput, including the impact of turnarounds or fires thereon; refining margin, including contributors thereto; margin environment; impact of costs to comply with the RFS and revaluation of our RFS liability; outcome of litigation and disputes, including impact on our financial position and cash flows; crude oil and refined product pricing impacts on inventory valuation; dividend yield; derivative gains and losses and the drivers thereof; crack spreads, including the drivers thereof; demand trends; RIN generation levels; ethanol and biodiesel blending activities; inventory levels; benefits of our corporate transformation to segregate our renewables business; access to capital and new partnerships; RIN pricing, including its impact on our results and our ability to offset the impact thereof; disruptions to operations (planned and unplanned), including impacts on results; carbon capture and decarbonization initiatives; ammonia and UAN pricing; global fertilizer industry conditions; grain prices; crop inventory levels; crop and planting levels; demand for refined products; economic downturns and demand destruction; production rates; production levels and utilization at our nitrogen fertilizer facilities; nitrogen fertilizer sales volumes, including factors driving same; ability to and levels to which we upgrade ammonia to other fertilizer products, including UAN; income tax expense, including the drivers thereof; changes to pretax earnings and our effective tax rate; the availability of tax credits and incentives; production rates and operations capabilities of our renewable diesel unit, including the ability to return to hydrocarbon service; renewable feedstock throughput; purchases under share or unit repurchase programs (if any), or the termination thereof; ability to access capital markets, secure financing or sell assets; cash and cash equivalent levels; debt levels; borrowings under our credit facilities (if any); dividends and distributions, including the timing, payment and amount (if any) thereof; any suspension of our dividend, including the duration thereof; direct operating expenses, capital expenditures, depreciation and amortization; efforts to reducce or defer expenses and the amount and impact thereof; cash reserves; turnaround timing and expense, including the impacts thereof on our liquidity; impacts of any pandemic; labor supply shortages, difficulties, disputes or strikes, including the impact thereof; the April 2024 fire at the Wynnewood Refinery including the impact and cost thereof on and to our operations, financial position or otherwise; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) the health and economic effects of any pandemic, demand for fossil fuels and price volatility of crude oil, other feedstocks and refined products; the ability of Company to pay cash dividends and of CVR Partners to make cash distributions; potential operating hazards, including the impacts of fires at our facilities; costs of compliance with existing or new laws and regulations and potential liabilities arising therefrom; impacts of the planting season on CVR Partners; our controlling shareholder’s intention regarding ownership of our common stock and potential strategic transactions involving us or CVR Partners; general economic and business conditions; political disturbances, geopolitical instability and tensions; impacts of plant outages and weather conditions and events; and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the renewables, petroleum refining and marketing business as well as in the nitrogen fertilizer manufacturing business through its interest in CVR Partners. CVR Energy subsidiaries serve as the general partner and own 37 percent of the common units of CVR Partners.

Investors and others should note that CVR Energy may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of its website. CVR Energy may use these channels to distribute material information about the Company and to communicate important information about the Company, corporate initiatives and other matters. Information that CVR Energy posts on its website could be deemed material; therefore, CVR Energy encourages investors, the media, its customers, business partners and others interested in the Company to review the information posted on its website.

Contact Information:

Investor Relations
Richard Roberts
(281) 207-3205
InvestorRelations@CVREnergy.com

Media Relations
Brandee Stephens
(281) 207-3516
MediaRelations@CVREnergy.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

As a result of continuing volatile market conditions and the impacts certain non-cash items may have on the evaluation of our operations and results, the Company began disclosing the Adjusted Refining Margin non-GAAP measure, as defined below, in the second quarter of 2024. We believe the presentation of this non-GAAP measure is meaningful to compare our operating results between periods and better aligns with our peer companies. All prior periods presented have been conformed to the definition below.

The following are non-GAAP measures we present for the periods ended September 30, 2024 and 2023:

EBITDA - Consolidated net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Petroleum EBITDA and Nitrogen Fertilizer EBITDA - Segment net income (loss) before segment (i) interest expense, net, (ii) income tax expense (benefit), and (iii) depreciation and amortization.

Refining Margin - The difference between our Petroleum Segment net sales and cost of materials and other.

Adjusted Refining Margin - Refining Margin adjusted for certain significant noncash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends we deem useful.

Refining Margin and Adjusted Refining Margin, per Throughput Barrel - Refining Margin and Adjusted Refining Margin divided by the total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period.

Direct Operating Expenses per Throughput Barrel - Direct operating expenses for our Petroleum Segment divided by total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period.

Adjusted EBITDA, Petroleum Adjusted EBITDA and Nitrogen Fertilizer Adjusted EBITDA - EBITDA, Petroleum EBITDA and Nitrogen Fertilizer EBITDA adjusted for certain significant noncash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends we deem useful.

Adjusted Earnings (Loss) per Share - Earnings (loss) per share adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our underlying operational results of the period or that may obscure results and trends we deem useful.

Free Cash Flow - Net cash provided by (used in) operating activities less capital expenditures and capitalized turnaround expenditures.

We present these measures because we believe they may help investors, analysts, lenders and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including but not limited to our operating performance as compared to other publicly traded companies in the refining and fertilizer industries, without regard to historical cost basis or financing methods and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. See “Non-GAAP Reconciliations” included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

Factors Affecting Comparability of Our Financial Results

Petroleum Segment

Our results of operations for the periods presented may not be comparable with prior periods or to our results of operations in the future due to capitalized expenditures as part of planned turnarounds. Total capitalized expenditures were $3 million and $2 million during the three months ended September 30, 2024 and 2023, respectively, and $45 million and $53 million during the nine months ended September 30, 2024 and 2023, respectively. The next planned turnaround is currently scheduled to take place in the first quarter of 2025 at the Coffeyville refinery.

CVR Energy, Inc.
(all information in this release is unaudited)

Consolidated Statement of Operations Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data)	2024	2023	2024	2023
Net sales	$1,833	$2,522	$5,663	$7,045
Operating costs and expenses:
Cost of materials and other	1,666	1,787	4,796	5,211
Direct operating expenses (exclusive of depreciation and amortization)	165	170	502	503
Depreciation and amortization	73	80	218	217
Cost of sales	1,904	2,037	5,516	5,931
Selling, general and administrative expenses (exclusive of depreciation and amortization)	40	38	103	109
Depreciation and amortization	2	1	6	4
Loss on asset disposal	—	1	1	1
Operating (loss) income	(113)	445	37	1,000
Other (expense) income:
Interest expense, net	(18)	(11)	(56)	(44)
Other income, net	3	4	10	10
(Loss) income before income tax benefit	(128)	438	(9)	966
Income tax (benefit) expense	(6)	84	(14)	185
Net (loss) income	(122)	354	5	781
Less: Net income attributable to noncontrolling interest	2	1	27	103
Net (loss) income attributable to CVR Energy stockholders	$(124)	$353	$(22)	$678

Basic and diluted (loss) earnings per share	$(1.24)	$3.51	$(0.22)	$6.74
Dividends declared per share	$0.50	$1.50	$1.50	$2.50

Adjusted (loss) earnings per share	$(0.50)	$1.89	$(0.38)	$4.98
EBITDA*	$(35)	$530	$271	$1,231
Adjusted EBITDA *	$63	$313	$249	$994

Weighted-average common shares outstanding - basic and diluted	100.5	100.5	100.5	100.5

*See “Non-GAAP Reconciliations” section below.

Selected Consolidated Balance Sheet Data

(in millions)	September 30, 2024	December 31, 2023
Cash and cash equivalents	$534	$581
Working capital	353	497
Total assets	3,878	4,707
Total debt and finance lease obligations, including current portion	1,582	2,185
Total liabilities	3,022	3,669
Total CVR stockholders’ equity	675	847

Selected Consolidated Cash Flow Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Net cash (used in) provided by:
Operating activities	$48	$370	$306	$984
Investing activities	(35)	(51)	(164)	(181)
Financing activities	(65)	(181)	(794)	(424)
Net (decrease) increase in cash, cash equivalents, and restricted cash	$(52)	$138	$(652)	$379

Free cash flow*	$13	$318	$141	$802

* See “Non-GAAP Reconciliations” section below.

Selected Segment Data

	Three Months Ended September 30,
	2024			2023
(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated	Petroleum	Nitrogen Fertilizer	Consolidated
Net sales	$1,648	$125	$1,833	$2,298	$131	$2,522
Operating (loss) income	(119)	11	(113)	431	8	445
Net (loss) income	(110)	4	(122)	460	1	354
EBITDA*	(75)	36	(35)	484	32	530

Capital expenditures (1)
Maintenance capital expenditures	$22	$7	$31	$20	$8	$30
Growth capital expenditures	6	3	8	6	—	21
Total capital expenditures	$28	$10	$39	$26	$8	$51

	Nine Months Ended September 30,
	2024			2023
(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated	Petroleum	Nitrogen Fertilizer	Consolidated
Net sales	$5,165	$386	$5,663	$6,290	$540	$7,045
Operating income	9	65	37	838	184	1,000
Net income	35	43	5	913	162	781
EBITDA*	152	129	271	989	243	1,231

Capital expenditures (1)
Maintenance capital expenditures	$66	$15	$87	$70	$17	$92
Growth capital expenditures	31	4	43	9	1	56
Total capital expenditures	$97	$19	$130	$79	$18	$148

* See “Non-GAAP Reconciliations” section below.
(1)Capital expenditures are shown exclusive of capitalized turnaround expenditures.

Selected Balance Sheet Data

	September 30, 2024			December 31, 2023
(in millions)	Petroleum	Nitrogen Fertilizer	Consolidated	Petroleum	Nitrogen Fertilizer	Consolidated
Cash and cash equivalents	$275	$111	$534	$375	$45	$581
Total assets	2,804	987	3,878	2,978	975	4,707
Total debt and finance lease obligations, including current portion (1)	39	548	1,582	44	547	2,185

(1)Corporate total debt and finance lease obligations, including current portion consisted of $995 million and $1,594 million at September 30, 2024 and December 31, 2023, respectively.

Petroleum Segment

Key Operating Metrics per Total Throughput Barrel

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Refining margin *	$2.53	$31.05	$9.96	$24.33
Adjusted refining margin *	8.23	20.73	9.51	20.02
Direct operating expenses *	5.72	5.39	6.14	5.58

*See “Non-GAAP Reconciliations” section below.

Refining Throughput and Production Data by Refinery

Throughput Data	Three Months Ended September 30,		Nine Months Ended September 30,
(in bpd)	2024	2023	2024	2023
Coffeyville
Gathered crude	66,781	68,176	71,993	62,442
Other domestic	35,111	49,303	36,549	47,491
Canadian	6,243	2,731	8,423	2,307
Condensate	—	7,401	4,244	7,718
Other crude oil	3,876	—	1,484	—
Other feedstocks and blendstocks	11,691	12,260	11,678	12,538
Wynnewood
Gathered crude	51,821	53,554	43,055	51,519
Other domestic	1,504	543	1,309	1,822
Condensate	9,663	15,780	8,634	14,567
Other feedstocks and blendstocks	2,604	2,672	3,058	2,984
Total throughput	189,294	212,420	190,427	203,388

Production Data	Three Months Ended September 30,		Nine Months Ended September 30,
(in bpd)	2024	2023	2024	2023
Coffeyville
Gasoline	62,031	69,833	68,732	67,463
Distillate	52,030	60,661	55,237	56,311
Other liquid products	5,169	4,463	5,578	4,461
Solids	4,734	4,416	4,901	3,896
Wynnewood
Gasoline	34,539	36,997	30,746	37,656
Distillate	23,902	25,615	19,722	24,825
Other liquid products	5,874	9,038	4,600	7,355
Solids	11	9	8	10
Total production	188,290	211,032	189,524	201,977

Light product yield (as % of crude throughput) (1)	98.6%	97.8%	99.3%	99.1%
Liquid volume yield (as % of total throughput) (2)	97.0%	97.3%	96.9%	97.4%
Distillate yield (as % of crude throughput) (3)	43.4%	43.7%	42.7%	43.2%

(1)Total Gasoline and Distillate divided by total Gathered crude, Other domestic, Canadian, and Condensate throughput (collectively, “Total Crude Throughput”).
(2)Total Gasoline, Distillate, and Other liquid products divided by total throughput.
(3)Total Distillate divided by Total Crude Throughput.

Key Market Indicators

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
West Texas Intermediate (WTI) NYMEX	$75.27	$82.22	$77.62	$77.25
Crude Oil Differentials to WTI:
Brent	3.43	3.71	4.20	4.70
WCS (heavy sour)	(13.84)	(15.91)	(14.43)	(16.33)
Condensate	(0.32)	(0.22)	(0.60)	(0.18)
Midland Cushing	0.78	1.53	1.14	1.32
NYMEX Crack Spreads:
Gasoline	19.86	32.40	23.31	32.61
Heating Oil	22.21	45.20	27.78	40.35
NYMEX 2-1-1 Crack Spread	21.03	38.80	25.54	36.48
PADD II Group 3 Product Basis:
Gasoline	(1.77)	0.84	(7.43)	(2.39)
Ultra-Low Sulfur Diesel	(1.51)	(0.25)	(5.15)	(0.38)
PADD II Group 3 Product Crack Spread:
Gasoline	18.09	33.24	15.88	30.22
Ultra-Low Sulfur Diesel	20.70	44.96	22.62	39.97
PADD II Group 3 2-1-1	19.40	39.10	19.25	35.10

Nitrogen Fertilizer Segment

Ammonia Utilization Rates (1)

	Three Months Ended September 30,		Nine Months Ended September 30,
(percent of capacity utilization)	2024	2023	2024	2023
Consolidated	97%	99%	96%	101%

(1)Reflects our ammonia utilization rates on a consolidated basis. Utilization is an important measure used by management to assess operational output at each of CVR Partners’ facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization for the three and nine months ended September 30, 2024 and 2023 and take into account the impact of our current turnaround cycles on any specific period. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Consolidated sales volumes (thousand tons):
Ammonia	62	62	175	183
UAN	336	387	950	1,075

Consolidated product pricing at gate (dollars per ton):(1)
Ammonia	$399	$365	$481	$633
UAN	229	223	254	330

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	212	217	626	660
Ammonia (net available for sale) (2)	61	68	191	200
UAN	321	358	964	1,063

Feedstock:
Petroleum coke used in production (thousands of tons)	133	131	395	386
Petroleum coke used in production (dollars per ton)	$44.69	$84.09	$60.93	$78.49
Natural gas used in production (thousands of MMBtus) (3)	2,082	2,133	6,443	6,429
Natural gas used in production (dollars per MMBtu) (3)	$2.19	$2.67	$2.40	$3.57
Natural gas in cost of materials and other (thousands of MMBtus) (3)	1,783	2,636	5,403	6,354
Natural gas in cost of materials and other (dollars per MMBtu) (3)	$2.18	$2.51	$2.50	$4.21

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Ammonia — Southern plains (dollars per ton)	$481	$429	$507	$533
Ammonia — Corn belt (dollars per ton)	529	501	550	621
UAN — Corn belt (dollars per ton)	240	272	264	314

Natural gas NYMEX (dollars per MMBtu)	$2.23	$2.66	$2.22	$2.58

Q4 2024 Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the fourth quarter of 2024. See “Forward-Looking Statements” above.

	Q4 2024
	Low	High
Petroleum
Total throughput (bpd)	200,000	215,000
Direct operating expenses (in millions) (1)	$100	$110
Turnaround (2)	8	12

Renewables (3)
Total throughput (in millions of gallons)	17	22
Direct operating expenses (in millions) (1)	$9	$11

Nitrogen Fertilizer
Ammonia utilization rates
Consolidated	92%	97%
Coffeyville Fertilizer Facility	90%	95%
East Dubuque Fertilizer Facility	95%	100%
Direct operating expenses (in millions) (1)	$60	$70

Capital Expenditures (in millions) (2)
Petroleum	$38	$42
Renewables (3)	1	2
Nitrogen Fertilizer	19	23
Other	1	3
Total capital expenditures	$59	$70

(1)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and inventory valuation impacts.
(2)Turnaround and capital expenditures are disclosed on an accrual basis.
(3)As of September 30, 2024, Renewables does not meet the definition of a reportable segment as defined under Accounting Standards Codification 280.

Non-GAAP Reconciliations

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Net (loss) income	$(122)	$354	$5	$781
Interest expense, net	18	11	56	44
Income tax (benefit) expense	(6)	84	(14)	185
Depreciation and amortization	75	81	224	221
EBITDA	(35)	530	271	1,231
Adjustments:
Revaluation of RFS liability, unfavorable (favorable)	59	(174)	(32)	(228)
Unrealized loss on derivatives, net	9	48	16	35
Inventory valuation impacts, unfavorable (favorable)	30	(91)	(6)	(44)
Adjusted EBITDA	$63	$313	$249	$994

Reconciliation of Basic and Diluted (Loss) Earnings per Share to Adjusted (Loss) Earnings per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Basic and diluted (loss) earnings per share	$(1.24)	$3.51	$(0.22)	$6.74
Adjustments: (1)
Revaluation of RFS liability, unfavorable (favorable)	0.44	(1.30)	(0.24)	(1.69)
Unrealized loss on derivatives, net	0.07	0.36	0.12	0.26
Inventory valuation impacts, unfavorable (favorable)	0.23	(0.68)	(0.04)	(0.33)
Adjusted (loss) earnings per share	$(0.50)	$1.89	$(0.38)	$4.98

(1)Amounts are shown after-tax, using the Company’s marginal tax rate, and are presented on a per share basis using the weighted average shares outstanding for each period.

Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Net cash provided by operating activities	$48	$370	$306	$984
Less:
Capital expenditures	(34)	(50)	(124)	(150)
Capitalized turnaround expenditures	(2)	(3)	(46)	(53)
Return of equity method investment	1	1	5	21
Free cash flow	$13	$318	$141	$802

Reconciliation of Petroleum Segment Net (Loss) Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Petroleum net (loss) income	$(110)	$460	$35	$913
Interest income, net	(5)	(26)	(16)	(65)
Depreciation and amortization	40	50	133	141
Petroleum EBITDA	(75)	484	152	989
Adjustments:
Revaluation of RFS liability, unfavorable (favorable)	59	(174)	(32)	(228)
Unrealized loss on derivatives, net	9	53	16	37
Inventory valuation impacts, unfavorable (favorable) (1)	31	(82)	(8)	(48)
Petroleum Adjusted EBITDA	$24	$281	$128	$750

Reconciliation of Petroleum Segment Gross (Loss) Profit to Refining Margin and Adjusted Refining Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Net sales	$1,648	$2,298	$5,165	$6,290
Less:
Cost of materials and other	(1,604)	(1,691)	(4,645)	(4,939)
Direct operating expenses (exclusive of depreciation and amortization)	(100)	(105)	(320)	(310)
Depreciation and amortization	(40)	(50)	(133)	(141)
Gross (loss) profit	(96)	452	67	900
Add:
Direct operating expenses (exclusive of depreciation and amortization)	100	105	320	310
Depreciation and amortization	40	50	133	141
Refining margin	44	607	520	1,351
Adjustments:
Revaluation of RFS liability, unfavorable (favorable)	59	(174)	(32)	(228)
Unrealized loss on derivatives, net	9	53	16	37
Inventory valuation impacts, unfavorable (favorable) (1)	31	(82)	(8)	(48)
Adjusted refining margin	$143	$404	$496	$1,112

(1)The Petroleum Segment’s basis for determining inventory value under GAAP is First-In, First-Out (“FIFO”). Changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in a favorable inventory valuation impact when crude oil prices increase and an unfavorable inventory valuation impact when crude oil prices decrease. The inventory valuation impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period. In order to derive the inventory valuation impact per total throughput barrel, we utilize the total dollar figures for the inventory valuation impact and divide by the number of total throughput barrels for the period.

Reconciliation of Petroleum Segment Total Throughput Barrels and Metrics per Total Throughput Barrel

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Total throughput barrels per day	189,294	212,420	190,427	203,388
Days in the period	92	92	274	273
Total throughput barrels	17,415,033	19,542,631	52,176,994	55,524,925

(in millions, except per total throughput barrel)
Refining margin	$44	$607	$520	$1,351
Refining margin per total throughput barrel	$2.53	$31.05	$9.96	$24.33

Adjusted refining margin	$143	$404	$496	$1,112
Adjusted refining margin per total throughput barrel	$8.23	$20.73	$9.51	$20.02

Direct operating expenses (exclusive of depreciation and amortization)	$100	$105	$320	$310
Direct operating expenses per total throughput barrel	$5.72	$5.39	$6.14	$5.58

Reconciliation of Nitrogen Fertilizer Segment Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2024	2023	2024	2023
Nitrogen Fertilizer net income	$4	$1	$43	$162
Interest expense, net	7	8	22	22
Depreciation and amortization	25	23	64	59
Nitrogen Fertilizer EBITDA and Adjusted EBITDA	$36	$32	$129	$243